Exhibit 10.49

INFRAREIT PARTNERS, LP
LTIP UNIT AWARD AGREEMENT

PURSUANT TO INFRAREIT, INC.

2015 EQUITY INCENTIVE PLAN

This Agreement (this “Award Agreement”) is entered into on [INSERT DATE] (the “Grant Date”) by and between InfraREIT Partners, LP a Delaware limited partnership (the “Partnership”), and [Insert the Name of Participant] (the “Participant Interest Holder”).  Capitalized terms used herein and not otherwise defined in Annex A hereto shall have the meanings set forth in the Third Amended and Restated Agreement of the Partnership (the “Partnership Agreement,” effective March 10, 2015, and as such Partnership Agreement may be amended from time to time pursuant to its terms).

WHEREAS, the Participant Interest Holder desires to acquire LTIP Units in the Partnership, each of which shall represent the right to one of the Partnership’s Common Units, as described in the Partnership Agreement, subject to the terms and conditions described in this Award Agreement, the InfraREIT, Inc. 2015 Equity Incentive Plan (the “Plan”) and the Partnership Agreement, each as in effect on the date of this Award Agreement, (collectively, the “Operative Documents”), and the Partnership desires to issue such LTIP Units to the Participant Interest Holder and to admit such individual as a holder of a Partnership Unit in the Partnership, subject to the terms of this Award Agreement and the Partnership Agreement; and

WHEREAS, this Award Agreement is being entered into and granted pursuant to the Plan.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Grant of LTIP Units.  Subject to the provisions of the Operative Documents, the Partnership hereby grants and awards to the Participant Interest Holder the LTIP Units set forth on Annex B hereto.

2.Terms of the LTIP Units.  The specific terms and conditions applicable to the LTIP Units are set forth in the Operative Documents.

3.Characterization as Profits Interests.  The LTIP Units granted hereunder are, as further described in the Partnership Agreement, intended to qualify as “profits interests” under IRS Revenue Procedures 93-27 and 2001-43.

4.Distributions with respect to LTIP Units.  Distributions with respect to the LTIP Units granted hereunder shall be made by the Partnership at such times and in such manner as is set forth in Sections 4.4.C and D of the Partnership Agreement.  In this regard, (i) subject to clause (ii) below, distributions pursuant to Sections 4.4.C and D of the Partnership Agreement shall be made as if the LTIP Units granted hereunder were fully vested on the date of grant, and (ii) no distributions shall be made pursuant to Sections 4.4.C and D of the Partnership Agreement in respect of any portion of the LTIP Units granted hereunder that has been forfeited pursuant this Agreement or the Partnership Agreement, on or after the date of such forfeiture.

5.Recordkeeping and Notice.  The General Partner shall maintain, or cause to be maintained, books and records sufficient to establish and calculate all amounts necessary or advisable in documenting the LTIP Units granted hereunder.  Except as otherwise required pursuant to the Partnership Agreement or Applicable Law, neither Participant Interest Holder nor any other Person interested hereunder shall have any right to inspect, examine or review the books and records that are maintained by the General Partner or the consulting firm (which consulting firm may include the Accountants).

6.Vesting and Forfeiture.  The LTIP Units granted hereunder shall vest pursuant to the schedule set forth in Annex B hereto.  Notwithstanding anything else set forth herein to the contrary, upon the Participant Interest Holder’s Termination of Service for any reason, the Partnership shall have the right, at any time, to cause the Participant Interest Holder to take all required actions under the Partnership Agreement to elect to redeem the LTIP Units that are or otherwise become vested pursuant to this Section 6.

7.Representations and Warranties.  The Participant Interest Holder hereby represents and warrants to the Partnership, its General Partner (and the officers thereof) and other Partners as follows and acknowledges that the Partnership, its General Partner (and the officers thereof) and other Partners will rely on such representations and warranties:

(a)The Participant Interest Holder is acquiring the LTIP Units for investment purposes only and does not intend to assign, resell or subdivide the LTIP Units, other than as permitted under the Partnership Agreement.

(b)The Participant Interest Holder has the power and authority to enter into this Award Agreement and the Partnership Agreement and to accept the LTIP Units and perform his or her obligations thereunder.

(c)The execution and delivery of this Award Agreement and the Partnership Agreement and the performance of the Participant Interest Holder’s obligations hereunder and thereunder will not conflict with any other agreement or arrangement to which the Participant Interest Holder is a party, or by which his or her assets are bound.

(d)The Participant Interest Holder has received and read the Operative Documents and has had the opportunity to discuss with his or her advisers the terms and conditions to which the Participant Interest Holder is subject.  The Participant Interest Holder and his or her advisers have been given the opportunity to ask questions of, and receive answers from, the General Partner and representatives of the Partnership concerning the Partnership and the LTIP Units.

8.Recoupment Acknowledgment.  The Participant Interest Holder acknowledges that the recoupment and clawback provisions in Section 3.3 of the Plan shall apply with respect to the grant of LTIP Units hereunder.

9.Execution of Partnership Agreement.  The Participant Interest Holder, as a condition to receipt of the LTIP Units and to the effectiveness of this Award Agreement, has contemporaneously executed the Partnership Agreement.

10.Tax Withholding; Returns and Extensions.

(a)Withholding.  The Partnership intends, and will use its reasonable efforts, to classify the Participant Interest Holder as a “partner” for applicable tax purposes in respect of his or her LTIP Units.  In the event the Participant Interest Holder becomes subject to tax withholding on the LTIP Units, (i) the Participant Interest Holder agrees to make appropriate arrangements with the Partnership for satisfaction of any applicable federal, state or local income tax, payroll taxes, withholding requirements or like requirements, or other settlement in respect of, the LTIP Units, and (ii) the Partnership shall be authorized to take such action as it shall determine (including, without limitation, withholding or causing to be withheld amounts from any distributions by the Partnership, or any compensation or other amount owing from any member of the Partnership Group to the Participant Interest Holder) to satisfy all obligations for the payment of such taxes.  If and to the extent that the Partnership shall be required to withhold or pay any taxes with respect to amounts allocated or distributed to the Participant Interest Holder, the Participant Interest Holder shall be deemed for all purposes of this Award Agreement and the Partnership Agreement to have received a distribution from the Partnership at the time that such withholding or other tax is required to be paid and any such deemed distribution shall be credited/offset against and, thus, shall reduce, amounts otherwise subsequently distributable to the Participant Interest Holder pursuant to the Partnership Agreement or this Award Agreement.  If any amount of any such withholding taxes paid by the Partnership with respect to the Participant Interest Holder exceeds the amounts then distributable to the Participant Interest Holder by the Partnership, such excess shall be paid by the Participant Interest Holder to the Partnership as soon as practicable upon demand of the Partnership and subject to Applicable Law, and any amounts not so paid within thirty (30) days of such demand, shall bear interest at a rate of 18% per annum (or, if less, the maximum rate permissible under Applicable Law), compounded monthly, until repaid (and any such unpaid interest may, at the Partnership’s election, be offset as provided in the immediately preceding sentence).

(b)Tax Returns and Extensions.  The Participant Interest Holder understands that the Partnership may often be unable to provide a final Schedule K-1 for any given year until after April 15 of the following year and that the Schedule K-1 may significantly complicate the preparation of her tax return.  Accordingly, the Participant Interest Holder may be required to obtain an extension of the filing date for her income tax returns.  Such Schedule K-1 may include long-term capital gain, short-term capital gain, dividends, ordinary income and/or other types of income, deduction and credit.  The Partnership shall use reasonable efforts to provide the Participant Interest Holder with such information as it has available to enable the Participant Interest Holder to timely pay an estimate of her applicable tax liabilities on or before the date such tax is due (without late payment penalty or interest on such amount).

11.Miscellaneous.

(a)Governing Law.  Notwithstanding the place where this Award Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be governed by, construed under and interpreted in accordance with the laws of the State of Delaware, without regard to its conflicts of laws rules.

(b)Forum Selection; Waiver OF Objection to Venue.  THE PARTIES agree that they will submit to the jurisdiction of any federal or state court in the County of dALLAS, State of TEXAS having subject matter jurisdiction over any action, suit or proceeding arisinG out of, connected with, related to, or incidental to the relationship between them in connection with THE OPERATIVE DOCUMENTS, and irrevocably waive any objection THAT they MAY now or hereafter have to the laying of jurisdiction or venue in such courts and waive any claim that any such action, suit or proceeding brought in any such court has been brought in an inconvenient or improper forum.  The PARTIES agree that any action, SUIT or proceeding arising out of, connected with, related to, or incidental to the relationship between them in connection with THE OPERATIVE DOCUMENTS shall be instituted in the United States District Court for the Northern District of TEXAS - Dallas division, SO LONG AS SUCH COURT HAS SUBJECT MATTER JURISDICTION.  If subject matter jurisdiction does not lie in federal court, then any such action, SUIT or proceeding SHALL instead be instituted in any texas state district court located in the County of dALLAS, State of TEXAS.  If subject matter jurisdiction does not lie in either federal court or STATE COURT, then any such action, SUIT or proceeding Shall instead be instituted in any other court having subject matter jurisdiction and located in the County of DALLAS, State of TEXAS.

(c)Waiver of jury trial.  to the extent permitted by applicable law, each party waives any right to have a jury participate in resolving any dispute whether sounding in contract, tort, or otherwise, between the parties hereto arising out of, connected with, related to, or incidental to the relationship between them in connection with THE OPERATIVE DOCUMENTS.  instead, any such dispute SHALL BE resolved in court in a bench trial without a jury.

(d)Headings.  The captions and titles preceding the text of each section hereof shall be disregarded in the construction of this Award Agreement.

(e)Severability.  To the extent any portion of this Award Agreement or any portion of any provision of this Award Agreement is held to be invalid, void or unenforceable by a court of competent jurisdiction, such court shall substitute a valid, enforceable provision that preserves, to the maximum lawful extent, the terms and intent of this Award Agreement.

(f)No Right to Continued Service.  Nothing in this Award Agreement shall confer upon the Participant Interest Holder any right to continue in the service (or other employment) in respect of the Partnership or any Affiliate thereof or shall interfere with or restrict in any way the rights that any member of the Partnership Group may have, which are hereby expressly reserved, to remove, terminate or discharge the Participant Interest Holder as a service provider (or as an employee) at any time for any reason whatsoever, with or without Cause.

(g)Successors.  The terms of this Award Agreement shall be binding upon and inure to the benefit of the Partnership, its successors and permitted assigns, and of the Participant Interest Holder and the executors, personal representatives, administrators, heirs and permitted assigns of the Participant Interest Holder; provided, however, that the Participant Interest Holder’s ability to sell, assign, pledge, or otherwise transfer his or her rights under this Award Agreement or the Partnership Agreement shall be limited as provided in Article XI of the Partnership Agreement.

(h)Spousal Rights and Conditions.  No grant of LTIP Units shall be effective, if the Participant Interest Holder is legally married as of the Grant Date, until his or her spouse has validly executed the Spousal Consent portion of this Award Agreement set forth in Annex C hereto.  If the Participant Interest Holder is or shall become domiciled in a community property state or a state that has adopted the Uniform Marital Property Act or equivalent or if the Participant Interest Holder is or shall be domiciled in a state that grants to a spouse any other marital rights in the Participant Interest Holder’s assets (including, without limitation, dower rights or a right to elect against the Participant Interest Holder’s will or to claim a forced share of the Participant Interest Holder’s estate), this Award Agreement shall also inure to the benefit of, and shall also be binding upon, such spouse and spouse’s heirs, devisees, legatees, executors, administrators, successors, and legal representatives to the extent of such spouse’s interest in the LTIP Units or any other right or interest of the Participant Interest Holder.  The Participant Interest Holder hereby agrees and covenants that, if he or she legally marries any Person after the Grant Date, the Participant Interest Holder shall deliver to the General Partner as soon as practicable thereafter a Spousal Consent (in the form of the Spousal Consent portion of this Award Agreement set forth in Annex C) executed by such Person.

(i)Waiver.  No breach by a party of any provision of this Award Agreement shall be waived or discharged except with the express written consent of the other party.  A waiver of any term or provision of, or consent granted under, this Award Agreement shall be effective only if given in writing and signed by the waiving or consenting party and then only in the instance and for the purpose for which it is given.  No failure or delay on the part of any party in exercising any right, power or privilege under this Award Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  Notwithstanding anything to the contrary in this Award Agreement, no party shall be deemed to waive any rights that such person is not permitted to waive as a matter of law.

(j)Interpretations of Award Agreement.  Notwithstanding any provision in this Award Agreement or the Partnership Agreement to the contrary, the General Partner may correct any defect or supply any omission or interpretation, or reconcile any inconsistency, in or with respect to this Award Agreement and, when applicable, the Partnership Agreement in the manner and to the extent the General Partner shall deem expedient to carry the purpose of this Award Agreement into effect, and the General Partner shall be the sole and final judge of such expediency.  The determination of the General Partner on the matters referred to in this Section 11(j) shall be final and conclusive on the Participant Interest Holder and other Persons interested hereunder and shall not be subject to challenge by the Participant Interest Holder or other Person.

(k)Exoneration for Good Faith Determinations.  Neither the General Partner, its delegate nor any Affiliate of the General Partner shall be liable, with respect to this Award Agreement or the Partnership Agreement, as applicable, for any determination or act whether of commission or omission made or taken in good faith by the General Partner, or any officer, agent or employee of the General Partner or any of its Affiliates.

(l)Entire Agreement.  The Operative Documents contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and therein and supersede all prior communications, representations and negotiations in respect thereto.  In the event of any conflict between the terms of this Award Agreement and the Partnership Agreement, the Partnership Agreement will control.  In the event of any conflict between this Award Agreement and the Plan, this Award Agreement will control.

(m)Amendment.  The General Partner may, from time to time, amend or modify, in whole or in part, any or all of the provisions of this Award Agreement; provided, however, that no amendment or modification shall adversely affect any right or benefit of the Participant Interest Holder without his or her prior written consent; provided, further, that an amendment or modification shall not be deemed to adversely affect any right or benefit of the Participant Interest Holder if such amendment or modification provides for the Participant Interest Holder to receive a substituted award or amount with substantially similar economic value as the LTIP Units granted hereunder has (as of such time) pursuant to the terms hereof.  In addition, no amendment or modification to this Award Agreement shall be effective unless such amendment or modification is approved by the General Partner.

(n)Counterparts.  This Award Agreement may be executed in counterparts, each of which shall be an original hereof and all of which shall constitute one and the same instrument.

(o)No Third Party Beneficiaries.  Except as explicitly provided in this Section 11(o), there shall be no third party beneficiaries of this Award Agreement.  The parties acknowledge and agree that the Affiliates of the Partnership are not parties to this Award Agreement, but are intended as third party beneficiaries of Sections 11(a - c) and (f).  The members of the Partnership Group shall be permitted to enforce their rights as such thereunder.

(p)Notices.  All notices, offers or other communications required or permitted to be given pursuant to this Agreement shall be in writing and may be personally served, sent via facsimile or sent by United States mail or by commercial courier and shall be deemed to have been given when received at the address for the receiving party set forth in the Partnership’s records.  For purposes of this Section 11(p), the addresses of the parties hereto shall be as set forth below their name on a signature page hereof.  The address of any party hereto may be changed by a notice in writing given in accordance with the provisions of this Section 11(p).

IN WITNESS WHEREOF, this Award Agreement has been duly executed on the date first written above.

iNFRAREIT PARTNERS, LP
By:
Name:
Title:

Address:
President and Chief Executive Officer
Hunt Utility Services, LLC
1807 Ross Avenue, 4th Floor
Dallas, TX 75201
Facsimile: 972-855-6701

With a copy to:
General Counsel
Hunt Utility Services, LLC
1807 Ross Avenue, 4th Floor
Dallas, TX 75201
Facsimile: 972-855-6701

PARTICIPANT INTEREST HOLDER

Name:
Address:

[Signature Page to LTIP Unit Award Agreement]

ANNEX A

For purposes of this Award Agreement:

“Award Agreement” shall have the meaning ascribed thereto in the introductory paragraph of this Award Agreement.

“Change in Control” shall have the meaning ascribed thereto in the Plan.

“Grant Date” shall have the meaning ascribed thereto in the introductory paragraph of this Award Agreement.

“Operative Documents” shall have the meaning ascribed thereto in the recitals of this Award Agreement.

“Participant Interest Holder” shall have the meaning ascribed thereto in the introductory paragraph of this Award Agreement.

“Partnership” shall have the meaning ascribed thereto in the introductory paragraph of this Award Agreement.

“Partnership Agreement” shall have the meaning ascribed thereto in the introductory paragraph of this Award Agreement.

“Partnership Group” means the Partnership or any Affiliate thereof.  For the avoidance of doubt, the Participant Interest Holder shall not be deemed to be part of the Partnership Group.

“Person” means any individual, government or any agency or political subdivision thereof or any Entity.

“Plan” shall have the meaning ascribed thereto in the recitals of this Award Agreement.

“Proceeding” means any lawsuit or arbitration, in any forum whatsoever.

“Spousal Consent” means the consent provided by the Participant Interest Holder’s spouse with respect to the LTIP Units granted hereunder pursuant to the form attached hereto in Annex C.

“Termination of Service” means the termination of the Participant Interest Holder’s status as a director of InfraREIT Inc. for any reason.  Notwithstanding the foregoing, an event shall constitute a Termination of Service only to the extent it constitutes a “separation from service” under section 409A(a)(2)(A)(i) of the Code pursuant to the guidance issued thereunder.

Annex A-1

ANNEX B

Grant and Terms of the LTIP Units
Number of LTIP Units Granted

●   The number of shares issued shall be determined by dividing $80,000 by the volume-weighted price of Company shares on the New York Stock Exchange during the fifteen (15) consecutive trading days prior to January 1.

Vesting

●   The LTIP Units granted hereunder will be 100% vested on the one year anniversary of the Grant Date, and except as otherwise provided herein, in the event you incur a Termination of Service prior to such anniversary date, the LTIP Units granted hereunder will be forfeited (unless such Termination of Service occurs in connection with a Change in Control in which the LTIP Units vesting is accelerated consistent with the terms below, with any such determination to be made by the “administrator” of the Plan).

●   Notwithstanding the above vesting schedule, the LTIP Units granted hereunder will become 100% vested upon your Termination of Service due to your death or “Disability” within the meaning of the Plan (with any such determinations of “Disability” made by the “administrator” of such Plan).

●   The provisions in Section 18 of the Plan regarding vesting upon a Change in Control of InfraREIT Inc. shall also apply to the LTIP Units granted hereunder, except that, upon the consummation of a Change in Control, the LTIP Units granted hereunder, unless previously forfeited, will become 100% vested in all circumstances.

Annex B -1

ANNEX C

PARTICIPANT INTEREST

AWARD AGREEMENT

of ____________, 201__

by and between

InfraREIT Partners, LP

and

[Insert the Name of Participant]

SPOUSAL CONSENT

The undersigned spouse (“Spouse”) of the Participant Interest Holder (“Participant”) who is a party to that certain Award Agreement described above (the “Agreement”), hereby acknowledges that the undersigned Spouse has read the Agreement in its entirety and that the undersigned Spouse is fully aware of and clearly understands that Participant has agreed to the terms and conditions of the Second Amended and Restated Agreement of InfraREIT Partners, LP, effective as of the time described in the Agreement (“Partnership Agreement”).  The undersigned Spouse desires to bind his or her community or other marital property interest (if any) in any and all benefits or interests conferred by the Agreement.

In consideration of these premises, the undersigned Spouse of Participant hereby expressly consents that Participant may execute the same and hereby expressly joins in, agrees to, accepts, and consents to all of the terms and conditions of the Agreement.  The undersigned Spouse hereby agrees to be bound by all of the terms and conditions of the Agreement that are or may be applicable to the undersigned Spouse or to awards of Participant in which the undersigned Spouse has or may have a community or other marital property interest, and to execute and deliver all other additional agreements, instruments, and documents and to perform such additional acts as may be necessary or appropriate to effectuate, comply with, or fulfill the terms, provisions, and purposes of the Agreement and the transactions contemplated thereby.  Any amendments to the Agreement or Partnership Agreement that are consented to by the Participant shall be binding upon the undersigned Spouse.

The undersigned Spouse hereby acknowledges and agrees that the termination of the marital relationship of Participant and the undersigned Spouse for any reason shall not have the effect of removing any award of LTIP Units otherwise subject to the Agreement and the Partnership Agreement from the coverage thereof and that the covenants made in the Agreement (INCLUDING, WITHOUT LIMITATION, THIS SPOUSAL CONSENT) shall be, and hereby are, accepted as binding on Spouse individually and upon all persons ever to claim under Spouse.  Nothing in the Agreement, the Partnership Agreement or this SPOUSAL CONSENT shall be construed to create in Spouse any rights or interests to which Spouse would not otherwise be entitled at law or in equity, nor is this SPOUSAL CONSENT intended to deprive Spouse of any rights that he or she may have under applicable marital property laws; however, no party to this Agreement shall be obliged to deal with Spouse directly and any such right of Spouse may be exercised only by or through Participant, and Spouse agrees that the Partnership and/or General Partner is/are entitled without restriction to deal with Participant for all purposes of the Agreement and Partnership Agreement and has/have no obligation whatsoever to Spouse.

IN WITNESS WHEREOF, the undersigned Spouse has duly executed this SPOUSAL CONSENT to the Agreement willingly and not under influence or duress on the _____ day of ______________, 20___, to be effective as of the date first above written.

Spouse of Participant

Annex C-1